SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-US LABORATORIES

                    GABELLI SECURITIES, INC.
                                 8/29/02            2,000            14.4463
                         GABELLI ASSOCIATES LTD
                                 8/29/02            3,000            14.4463
                                 8/29/02            1,500            14.4400
                                 8/28/02            6,000            14.4498
                                 8/28/02            3,000            14.4400
                         GABELLI ASSOCIATES FUND
                                 8/29/02            3,050            14.4463
                                 8/28/02            7,300            14.4498
                                 8/28/02            2,900            14.4400
                    GAMCO INVESTORS, INC.
                                 8/29/02           20,000            14.4600
8/28/02            2,000            14.4498

          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.